UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2012

Bank of Commerce Holdings

California	0-25135	94-2823865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 Churn Creek Road Redding, California	96002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 772-3955

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b), (c), (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012 Redding Bank of Commerce entered into a Supplemental Life Insurance Agreement for three named Executive Officers; Theodore M. Cumming, Senior Vice President and Chief Lending Officer; Robert C. Oberg, Senior Vice President and Chief Risk Officer; and Robert N. Rowe, Senior Vice President and Chief Credit Officer. The terms of the agreements are identical and provide for a death benefit to the designated beneficiary of the Executive should the Executive pass while employed by the bank and before retirement age of 65. The benefit is two hundred twenty-five thousand ($225,000) dollars, payable to the beneficiary in a lump sum payment within ninety (90) days following the Executives death. The Bank has purchased a life insurance policy on the Executive’s life to cover such benefit.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.28	Form of Supplemental Life Insurance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 31, 2012	/s/ Samuel D. Jimenez
By: Samuel D. Jimenez
Executive Vice President and
Chief Financial Officer